UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Appointment of New Chief Accounting Officer

On July 11, 2025, the Board of Directors (the “Board”) of Skillz Inc. (the “Company”) appointed Todd A. Valli as its Chief Accounting Officer, effective as of July 14, 2025.

Mr. Valli, age 51, previously served as the Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer of Everi Holdings Inc., a gaming supplier that provides casino operators gaming and financial technology products and services, from September 2015 to July 2025. Prior to that, Mr. Valli served as Vice President of Corporate Finance and Investor Relations for Everi Holdings Inc., among other responsibilities, from September 2011 to September 2015. Mr. Valli received his Bachelor of Science in Business Administration and his Master of Business Administration from the University of Nevada, Las Vegas.

Under an offer letter (the “Offer Letter”) that Mr. Valli entered into with the Company, and which was approved by the Board on July 11, 2025, he will be paid a salary of $325,000 per year. He will also be eligible to receive annual target incentive compensation of $115,000 (pro-rated for 2025), subject to achievement of certain performance goals. Pursuant to the Offer Letter, the Company has also agreed to annually grant Mr. Valli a time-based restricted stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $100,000, which will vest on the first anniversary of Mr. Valli’s start date, subject to continuous service with the Company through the vesting date. In addition, the Company has also agreed to annually grant to Mr. Valli a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $100,000, which shall vest over one year, according to the attainment of certain corporate performance goals, subject to continuous service with the Company through the performance period. The Company expects to make the grants of the foregoing equity awards to Mr. Valli once the Company becomes current with its periodic filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by reference to the full text of the Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Valli will serve as the Company’s principal accounting officer effective as of the date the Company becomes current with its periodic filings under the Exchange Act.

There are no family relationships between Mr. Valli and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Valli has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Valli and any other person pursuant to which Mr. Valli was appointed as an officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Offer Letter, dated June 21 , 2025, between Skillz Inc. and Todd A. Valli.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Gaetano Franceschi
	Name:	Gaetano Franceschi
	Title:	Chief Financial Officer
Date: July 14, 2025